As filed with the Securities and Exchange Commission on April 18, 2017
Registration No. 333-48814
Registration No. 333-66382
Registration No. 333-107818
Registration No. 333-117969
Registration No. 333-124599
Registration No. 333-133718
Registration No. 333-143055
Registration No. 333-151764
Registration No. 333-162322
Registration No. 333-167628
Registration No. 333-176237
Registration No. 333-184727
Registration No. 333-188689
Registration No. 333-189701
Registration No. 333-200385
Registration No. 333-207442
Registration No. 333-212105

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
Form S-8 Registration Statement No. 333-48814
Form S-8 Registration Statement No. 333-66382
Form S-8 Registration Statement No. 333-107818
Form S-8 Registration Statement No. 333-117969
Form S-8 Registration Statement No. 333-124599
Form S-8 Registration Statement No. 333-133718
Form S-8 Registration Statement No. 333-143055
Form S-8 Registration Statement No. 333-151764
Form S-8 Registration Statement No. 333-162322
Form S-8 Registration Statement No. 333-167628
Form S-8 Registration Statement No. 333-176237
Form S-8 Registration Statement No. 333-184727
Form S-8 Registration Statement No. 333-188689
Form S-8 Registration Statement No. 333-189701
Form S-8 Registration Statement No. 333-200385
Form S-8 Registration Statement No. 333-207442
Form S-8 Registration Statement No. 333-212105
UNDER
THE SECURITIES ACT OF 1933

IXIA
(Exact name of registrant as specified in its charter)

California	95-4635982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26601 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

1997 Stock Option Plan
Director Stock Option Plan
Employee Stock Purchase Plan
Warrants to Purchase Common Stock
1997 Stock Option Plan, as Amended
Employee Stock Purchase Plan, as Amended
Amended and Restated 1997 Equity Incentive Plan
Amended and Restated Non-Employee Director Stock Option Plan
2008 Equity Incentive Plan
2008 Equity Incentive Plan, as Amended
2000 Employee Stock Purchase Plan, as Amended
2010 Employee Stock Purchase Plan
Amended and Restated Ixia 2008 Equity Incentive Plan, as Amended
2010 Employee Stock Purchase Plan, as Amended
 Second Amended and Restated Ixia 2008 Equity Incentive Plan
(Full title of the plans)
Jeffrey K. Li
 Vice President, Treasurer, and Secretary
Ixia
1400 Fountaingrove Parkway
Santa Rosa, CA 95403
Phone: (800) 829-4444
(Name, address and telephone number of agent for service)
Copy to:
Katherine F. Ashton, Esq.
Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, California 90401
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Ixia (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) and is being filed to deregister any and all securities that remain unsold or otherwise unissued under such Registration Statements:

•
Registration No. 333-48814, filed with the SEC on October 27, 2000, pertaining to the registration of an aggregate of 14,880,000 shares of the Registrant’s common stock, without par value (“Common Stock”), under the Registrant’s 1997 Stock Option Plan, Director Stock Option Plan, Employee Stock Purchase Plan and Warrants to Purchase Common Stock.

•
Registration No. 333-66382, filed with the SEC on July 31, 2001, pertaining to the registration of an aggregate of 2,000,000 shares of the Registrant’s Common Stock, under the Registrant’s 1997 Stock Option Plan, as amended.

•
Registration No. 333-107818, filed with the SEC on August 8, 2003, pertaining to the registration of an aggregate of 5,000,000 shares of the Registrant’s Common Stock, under the Registrant’s 1997 Stock Option Plan, as amended, and Employee Stock Purchase Plan, as amended.

•
Registration No. 333-117969, filed with the SEC on August 5, 2004, pertaining to the registration of an aggregate of 5,700,000 shares of the Registrant’s Common Stock, under the Registrant’s Amended and Restated 1997 Equity Incentive Plan, Amended and Restated Non-Employee Director Stock Option Plan and Employee Stock Purchase Plan, as amended.

•
Registration No. 333-124599, filed with the SEC on May 3, 2005, pertaining to the registration of an aggregate of 500,000 shares of the Registrant’s Common Stock, under the Registrant’s Employee Stock Purchase Plan, as amended.

•
Registration No. 333-133718, filed with the SEC on May 1, 2006, pertaining to the registration of an aggregate of 500,000 shares of the Registrant’s Common Stock, under the Registrant’s Employee Stock Purchase Plan, as amended.

•
Registration No. 333-143055, filed with the SEC on May 17, 2007, pertaining to the registration of an aggregate of 500,000 shares of the Registrant’s Common Stock, under the Registrant’s Employee Stock Purchase Plan, as amended.

•
Registration No. 333-151764, filed with the SEC on June 18, 2008, pertaining to the registration of an aggregate of 10,500,000 shares of the Registrant’s Common Stock, under the Registrant’s 2008 Equity Incentive Plan and the Registrant’s Employee Stock Purchase Plan, as amended.

•
Registration No. 333-162322, filed with the SEC on October 2, 2009, pertaining to the registration of an aggregate of 3,500,000 shares of the Registrant’s Common Stock under the Registrant’s 2008 Equity Incentive Plan, as amended, and the Registrant’s Employee Stock Purchase Plan, as amended.

•
Registration No. 333-167628, filed with the SEC on June 18, 2010, pertaining to the registration of an aggregate of 1,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan, as amended, and the Registrant’s 2010 Employee Stock Purchase Plan.

•
Registration No. 333-176237, filed with the SEC on August 11, 2011, pertaining to the registration of an aggregate of 7,950,000 shares of the Registrant’s Common Stock under the Registrant’s Amended and Restated Ixia 2008 Equity Incentive Plan, as amended, and the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

•
Registration No. 333-184727, filed with the SEC on November 2, 2012, pertaining to the registration of 500,000 shares of the Registrant’s Common Stock under the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

•
Registration No. 333-188689, filed with the SEC on May 17, 2013, pertaining to the registration of 500,000 shares of the Registrant’s Common Stock under the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

•
Registration No. 333-189701, filed with the SEC on June 28, 2013, pertaining to the registration of an aggregate of 11,800,000 shares of the Registrant’s Common Stock under the Registrant’s Second Amended and Restated Ixia 2008 Equity Incentive Plan and the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

•
Registration No. 333-200385, filed with the SEC on November 20, 2014, pertaining to the registration of 500,000 shares of the Registrant’s Common Stock under the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

•
Registration No. 333-207442, filed with the SEC on October 16, 2015, pertaining to the registration of 500,000 shares of the Registrant’s Common Stock under the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

•
Registration No. 333-212105, filed with the SEC on June 17, 2016, pertaining to the registration of 500,000 shares of the Registrant’s Common Stock under the Registrant’s 2010 Employee Stock Purchase Plan, as amended.

On April 18, 2017, pursuant to an Agreement and Plan of Merger, dated as of January 30, 2017 (the “Merger Agreement”), by and among the Registrant, Keysight Technologies, Inc., a Delaware corporation (“Keysight”), and, by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and a wholly owned subsidiary of Keysight (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Keysight.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but not sold or otherwise issued under the Registration Statements, if any, as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on April 18, 2017.

IXIA

By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Treasurer, and Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in reliance on Rule 478 under the Securities Act of 1933, as amended.